FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  February 24, 2000.


                             HIGH PLAINS CORPORATION

              (Exact name of registrant as specified in its charter)


Kansas                                                               #1-8680
(State or other jurisdiction of                             (Commission File
incorporation)                                                       Number)



200 W. Douglas                                                   #48-0901658
Suite #820                                                     (IRS Employer
Wichita, Kansas  67202                                   Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                        (Registrant's telephone number)


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Item 5  Other Information

Wichita, Kansas, February 24, 2000 - High Plains Corporation (Nasdaq:HIPC) today released preliminary estimates of production and capital costs necessary to modify its Colwich, KS plant for production of glycerol. The initial capital cost of the proposed equipment additions and plant modifications is projected to fall between $13 and $16 million, and production costs should be between $.18 and $.24 per pound. The Company still anticipates production of approximately 10 million pounds of glycerol annually from its Colwich plant, to be sold in a U.S. market totaling roughly 400 million pounds. Market prices of glycerol are currently reported between $.50 and $.65 per pound.

"The glycerol project was initially announced by the Company in November of 1999 as a way to diversify into higher value, fermentation-derived, chemical products, while still maintaining the Company's core emphasis on ethanol production," stated Gary R. Smith, President and CEO of High Plains. "We still expect ethanol production of 18 to 20 million gallons per year from this facility, but extraction of the higher value glycerol from our stillage by-product (which currently sells for only one and one-half cents per pound to four and one-half cents) should provide a substantial increase in revenues, and a much greater margin, without increasing feedstock costs," continued Smith.

Smith emphasized that these projections are still preliminary, and that the project design and engineering phase is still not complete. However, he concluded by stating, "The project, anticipated to be operational by early 2001, is very promising in that it appears to be coming in within our estimated cost ranges, and it should exceed the minimum return on investment hurdle established by High Plains for new projects. It complements our ongoing efforts to reduce costs and improve efficiencies at the Colwich plant. This venture also builds on our recent alliances with EPCO Carbon Dioxide Products, Inc. (to capture and sell our CO2 by-product), and with Brooks Landfill Gas, LLC (which replaces most of the natural gas previously needed to power the Colwich facility with low-cost gas from our local landfill)."

Based in Wichita, Kansas, High Plains Corporation is among the nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska and Portales, New Mexico. Additional information is available on the Company's Web site, www.highplainscorp.com.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:     February 24, 2000                          HIGH PLAINS CORPORATION


                                                     /s/Gary R. Smith
                                                     President & CEO